Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Larry W. Myers and John P. Lawson, Jr., as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Application for Conversion on Form AC by First Savings Bank, F.S.B, and the Registration Statement on Form S-1 by First Savings Financial Group, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Application for Conversion on Form AC and the Registration Statement on Form S-1 have been duly signed by the following persons in the capacities and on the dates indicated.

NAME	DATE

/s/ Larry W. Myers	June 13, 2008
Larry W. Myers
President, Chief Executive Officer and Director
(principal executive officer)
First Savings Financial Group, Inc.

President, Chief Executive Officer and Director
(principal executive officer)
First Savings Bank, F.S.B.

/s/ M. Sue Johnson	June 13, 2008
M. Sue Johnson
Treasurer and Corporate Secretary
(principal accounting and financial officer)
First Savings Financial Group, Inc.

Treasurer and Corporate Secretary
(principal accounting and financial officer)
First Savings Bank, F.S.B.

/s/ John P. Lawson, Jr.	June 13, 2008
John P. Lawson, Jr.
Chief Operations Officer and Director
First Savings Financial Group, Inc.

Chief Operations Officer and Director
First Savings Bank, F.S.B.

/s/ Charles E. Becht, Jr	June 13, 2008
Charles E. Becht, Jr.
President and Director
First Savings Financial Group, Inc.

President and Director
First Savings Bank, F.S.B.

/s/ Cecile A. Blau	June 13, 2008
Cecile A. Blau
Director
First Savings Financial Group, Inc.

Director
First Savings Bank, F.S.B.

/s/ Gerald Wayne Clapp, Jr.	June 13, 2008
Gerald Wayne Clapp, Jr.
Director
First Savings Financial Group, Inc.

Director
First Savings Bank, F.S.B.

/s/ Robert E. Libs	June 13, 2008
Robert E. Libs
Director
First Savings Financial Group, Inc.

Director
First Savings Bank, F.S.B.

/s/ Michael F. Ludden	June 13, 2008
Michael F. Ludden
Director
First Savings Financial Group, Inc.

Director
First Savings Bank, F.S.B.

/s/ Douglas A. York	June 13, 2008
Douglas A. York
Director
First Savings Financial Group, Inc.

Director
First Savings Bank, F.S.B.